Exhibit 99.1

CONNECTONE BANCORP, INC. REPORTS

FOURTH QUARTER AND FULL-YEAR 2024 RESULTS;

DECLARES COMMON AND PREFERRED DIVIDENDS

Englewood Cliffs, N.J., January 30, 2025, (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income available to common stockholders of $18.9 million for the fourth quarter of 2024 compared with $15.7 million for the third quarter of 2024 and $17.8 million for the fourth quarter of 2023. Diluted earnings per share were $0.49 for the fourth quarter of 2024 compared with $0.41 for the third quarter of 2024 and $0.46 for the fourth quarter of 2023. Full-year 2024 net income available to common stockholders was $67.8 million, compared to $81.0 million for the full-year 2023. Diluted earnings per share for the full-year 2024 were $1.76, compared with $2.07 for the full-year 2023. Return on average assets was 0.84%, 0.70% and 0.79% for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively. Return on average tangible common equity was 8.27%, 6.93% and 8.18% for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

Operating net income available to common stockholders, which excludes non-operating items, as set forth in the reconciliation of GAAP earnings to operating earnings included in the supplemental table attached hereto, was $20.2 million for the fourth quarter of 2024, $16.1 million for the third quarter of 2024 and $19.1 million for the fourth quarter of 2023. Operating diluted earnings per share were $0.52 for the fourth quarter of 2024, $0.42 for the third quarter of 2024 and $0.49 for the fourth quarter of 2023. Operating return on average assets was 0.90%, 0.72% and 0.84% for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively. Operating return on average tangible common equity was 8.77%, 7.03% and 8.67% for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

“I’m extremely pleased with ConnectOne’s fourth quarter 2024 financial results highlighted by a 20.5% quarter-over-quarter and an 6.2% year-over-year increase in quarterly net income available to common stockholders, significant margin expansion and growth in both loans and core deposits,” stated Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer. “On a quarter-over-quarter basis, our loan portfolio grew by 2.0% while core deposits grew by 3.2%. The bank’s net interest margin improved by nearly 20 basis-points, benefiting from a more than 25 basis-point improvement in our cost of deposits. This improvement reflects an approximately 40% cycle-to-date beta on interest-bearing deposits and a 3.6% sequential quarterly increase in average noninterest-bearing demand deposits. Moreover, credit quality trends remain stable and, once again, tangible book value advanced despite higher longer-term interest rates.”

“As we move into 2025, we are experiencing strong operating momentum bolstered by improving industry fundamentals, favorable economic conditions, and a potentially more supportive regulatory environment. Importantly, the proposed merger with The First of Long Island Corporation is moving forward as planned. We’re well along in the merger process and anticipate the transaction to close in the second quarter of 2025.” Mr. Sorrentino added, “The strategic rationale behind this financially attractive transaction remains highly compelling, which will meaningfully enhance ConnectOne's presence on Long Island and further our position as a premier New York Metro community bank. We are equally excited about the opportunity to serve The First of Long Island’s clients and to leverage the expertise of its team, creating a significantly enhanced platform for sustained growth at ConnectOne.”

Mr. Sorrentino concluded “Looking ahead, we remain focused and committed to our client-first culture and relationship banking model and are well-positioned to grow and strengthen our valuable franchise.”

Dividend Declarations

The Company announced that its Board of Directors declared a cash dividend on both its common stock and its outstanding preferred stock. A cash dividend on common stock of $0.18 per share will be paid on March 3, 2025, to common stockholders of record on February 18, 2025. A dividend of $0.328125 per depositary share, representing a 1/40th interest in a share of the Company’s 5.25% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, will also be paid on March 3, 2025 to holders of record on February 18, 2025.

Operating Results

Fully taxable equivalent net interest income for the fourth quarter of 2024 was $64.7 million, an increase of $3.8 million, or 6.3%, from the third quarter of 2024, due to a 19 basis-point widening of the net interest margin to 2.86% from 2.67%. Average loans for the fourth quarter of 2024 remained essentially flat from the sequential third quarter, decreasing by $19.8 million, or 0.2%. The widening of the net interest margin was primarily due to a 27 basis-point decrease in the average costs of deposits, including noninterest-bearing deposits, partially offset by a 3 basis-point decline in the rate earned on interest-earning assets. The interest-earning asset rate for the fourth quarter of 2024 was strengthened by an increase in loan prepayment fees and recapture of nonaccrual loan interest. Excluding these aforementioned items, management estimates the net interest margin for the quarter would have been approximately 2.82%. The net interest margin, excluding any non-operating items, is expected to increase to more than 2.90% in the first quarter of 2025 as a result of further improvement in the cost of funds and the deployment of excess cash-on-hand.

Fully taxable equivalent net interest income for the fourth quarter of 2024 increased by $3.0 million, or 4.7%, from the fourth quarter of 2023. The increase from the fourth quarter of 2023 resulted primarily from a 15 basis-point widening in the net interest margin to 2.86% from 2.71%, partially offset by a $164.7 million, or 2.0%, decrease in average loans. The widening of the net interest margin for the fourth quarter of 2024 when compared to the fourth quarter of 2023 was primarily due to a 102 basis-point decrease in the average cost of borrowings, a 9 basis-point decrease in average cost of deposits, including noninterest-bearing deposits, and a 3 basis-point increase in the loan portfolio yield, partially offset by an increase in average cash balances during the fourth quarter of 2024.

Noninterest income was $3.7 million in the fourth quarter of 2024, $4.7 million in the third quarter of 2024 and $4.2 million in the fourth quarter of 2023. The $1.0 million decrease in noninterest income for the fourth quarter of 2024 when compared to the third quarter of 2024 was due to a $0.7 million decrease in net gains on equity securities, a $0.5 million decrease in BOLI income, primarily due to reduced death benefits, partially offset by a $0.2 million increase in net gains on sale of loans held-for-sale. The $0.5 million decrease in noninterest income for the fourth quarter of 2024 when compared to the fourth quarter of 2023 was due to a $0.9 million decrease in net gains on equity securities, partially offset a $0.3 million increase in other deposit, loan and other income and an increase in net gains on sale of loans held-for-sale of $0.1 million.

Noninterest expenses were $38.5 million for the fourth quarter of 2024, $38.6 million for the third quarter of 2024 and $37.8 million for the fourth quarter of 2023. The $0.1 million decrease in noninterest expenses for the fourth quarter of 2024 when compared to the third quarter of 2024 was primarily due to a $0.7 million decrease in salaries and employee benefits, a $0.2 million decrease in other expenses, a $0.1 million decrease in marketing and advertising expenses and a $0.1 million decrease in occupancy and equipment expense, partially offset by a $0.5 million charge related to a branch closing, a $0.3 million increase in professional and consulting expenses, a $0.1 million increase in merger expenses and a $0.1 million increase in information and technology communications.

The $0.7 million increase in noninterest expenses for the fourth quarter of 2024 when compared to the fourth quarter of 2023 was primarily due to a $0.9 million increase merger expenses, a $0.9 million increase in professional and consulting expenses, a $0.5 million increase in branch closing expenses, a $0.4 million increase in information technology and communications, a $0.2 million increase in salaries and employee benefits, a $0.1 million increase in marketing and advertising expenses and a $0.1 million increase in occupancy and equipment expenses, partially offset by decreases in FDIC insurance of $2.1 million and $0.3 million decrease in other expenses. The $0.9 million increase in merger expenses compared to the fourth quarter of 2023 was due to the planned merger with The First of Long Island Corporation. The $0.9 million increase in professional and consulting expenses was primarily due to increases in legal and audit accruals, as well as an increase in loan work-out expenses. The $0.5 million increase in branch closing expenses is due to the aforementioned branch closing. The $2.1 million decrease in FDIC insurance expense is due to the FDIC special assessment charge that was accrued during the fourth quarter of 2023.

Income tax expense was $6.1 million for the fourth quarter of 2024, $6.0 million for the third quarter of 2024 and $6.2 million for the fourth quarter of 2023. The effective tax rates for the fourth quarter of 2024, third quarter of 2024 and fourth quarter of 2023 were 23%, 26% and 24%, respectively. The effective tax rate for the fourth quarter reflects a year-end adjustment for the effective tax rate for the full-year 2024. Our projected tax rate for 2025 is in the range of 26%-27%.

Asset Quality

The provision for credit losses was $3.5 million for the fourth quarter of 2024, $3.8 million for the third quarter of 2024 and $2.7 million for the fourth quarter of 2023, reflecting loan growth, economic outlook and specific reserves. The provision for credit losses was $13.8 million for the full-year 2024 compared to $8.2 million for the full-year 2023. The increase in the full-year 2024 provision for credit losses when compared to the full-year 2023 was primarily due to increases in specific reserves, partially offset by a decrease in the level of general reserves.

Nonperforming assets, which includes nonaccrual loans and other real estate owned (the Bank had no other real estate owned during the periods reported), was $57.3 million as of December 31, 2024, $51.3 million as of September 30, 2024 and $52.5 million as of December 31, 2023. Nonperforming assets as a percentage of total assets was 0.58% as of December 31, 2024, 0.53% as of September 31, 2024 and 0.53% as of December 31, 2023. The ratio of nonaccrual loans to loans receivable was 0.69%, 0.63% and 0.63%, as of December 31, 2024, September 30, 2024 and December 31, 2023, respectively. The annualized net loan charge-offs ratio was 0.16% for the fourth quarter of 2024, 0.17% for the third quarter of 2024 and 0.43% for the fourth quarter of 2023. The allowance for credit losses represented 1.00%, 1.02%, and 0.98% of loans receivable as of December 31, 2024, September 31, 2024, and December 31, 2023, respectively. The allowance for credit losses as a percentage of nonaccrual loans was 144.3% as of December 31, 2024, 160.8% as of September 30, 2024 and 156.1% as of December 31, 2023. Criticized and classified loans as a percentage of loans receivable was 2.66% as of December 31, 2024, up from 2.23% as of September 30, 2024 and 1.35% as of December 31, 2023. Loans delinquent 30 to 89 days was 0.04% of loans receivable as of December 31, 2024, down from 0.16% as of September 30, 2024 and 0.30% as of December 31, 2023. The overall credit quality metrics of the Bank’s loan portfolio remain sound, with expected levels of charge-offs, nonaccruals, delinquencies, and classified loans expected to remain within historical ranges.

Selected Balance Sheet Items

The Company’s total assets were $9.880 billion as of December 31, 2024, compared to $9.856 billion as of December 31, 2023. Loans receivable were $8.275 billion as of December 31, 2024 and $8.345 billion as of December 31, 2023. Total deposits were $7.820 billion as of December 31, 2024 and $7.536 billion as of December 31, 2023.

The Company’s total stockholders’ equity was $1.242 billion as of December 31, 2024 and $1.217 billion as of December 31, 2023. The increase in total stockholders’ equity was primarily due to an increase in retained earnings of $40.5 million, partially offset by an increase in accumulated other comprehensive losses of approximately $12.7 million and an increase in treasury stock of approximately $5.8 million. As of December 31, 2024, the Company’s tangible common equity ratio and tangible book value per share were 9.49% and $23.92, respectively, compared to 9.25% and $23.14, respectively, as of December 31, 2023. Total goodwill and other intangible assets were $213.0 million as of December 31, 2024, and $214.2 million as of December 31, 2023.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth Quarter 2024 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 30, 2025 to review the Company's financial performance and operating results. The conference call dial-in number is 1 (646) 307-1963, access code 1691400. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 30, 2025 and ending on Thursday, February 6, 2025 by dialing 1 (609) 800-9909, access code 1691400. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, as supplemented by the Company’s subsequent filings with the U.S. Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the health emergencies and natural disasters on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns

Senior Executive Vice President & CFO

201.816.4474: bburns@cnob.com

Media Contact:

Shannan Weeks

MikeWorldWide

732.299.7890: sweeks@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	December 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Cash and due from banks	$57,816	$61,421
Interest-bearing deposits with banks	298,672	181,293
Cash and cash equivalents	356,488	242,714

Investment securities	612,847	617,162
Equity securities	20,092	18,564

Loans held-for-sale	743	-

Loans receivable	8,274,810	8,345,145
Less: Allowance for credit losses - loans	82,685	81,974
Net loans receivable	8,192,125	8,263,171

Investment in restricted stock, at cost	40,449	51,457
Bank premises and equipment, net	28,447	30,779
Accrued interest receivable	45,498	49,108
Bank owned life insurance	243,672	237,644
Right of use operating lease assets	14,489	12,007
Goodwill	208,372	208,372
Core deposit intangibles	4,639	5,874
Other assets	111,739	118,751
Total assets	$9,879,600	$9,855,603

LIABILITIES
Deposits:
Noninterest-bearing	$1,422,044	$1,259,364
Interest-bearing	6,398,070	6,276,838
Total deposits	7,820,114	7,536,202
Borrowings	688,064	933,579
Subordinated debentures, net	79,944	79,439
Operating lease liabilities	15,498	13,171
Other liabilities	34,276	76,592
Total liabilities	8,637,896	8,638,983

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	110,927	110,927
Common stock	586,946	586,946
Additional paid-in capital	36,347	33,182
Retained earnings	631,446	590,970
Treasury stock	(76,116)	(70,296)
Accumulated other comprehensive loss	(47,846)	(35,109)
Total stockholders' equity	1,241,704	1,216,620
Total liabilities and stockholders' equity	$9,879,600	$9,855,603

CONNECTONE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except for per share data)

	Three Months Ended		Year Ended
	12/31/24	12/31/23	12/31/24	12/31/23
Interest income
Interest and fees on loans	$118,346	$120,636	$477,859	$453,992
Interest and dividends on investment securities:
Taxable	4,804	4,280	18,561	16,666
Tax-exempt	1,109	1,166	4,503	4,641
Dividends	959	912	4,349	3,662
Interest on federal funds sold and other short-term investments	2,815	1,963	12,617	11,104
Total interest income	128,033	128,957	517,889	490,065
Interest expense
Deposits	58,568	59,332	244,846	206,176
Borrowings	4,754	7,803	25,706	28,783
Total interest expense	63,322	67,135	270,552	234,959

Net interest income	64,711	61,822	247,337	255,106
Provision for credit losses	3,500	2,700	13,800	8,200
Net interest income after provision for credit losses	61,211	59,122	233,537	246,906

Noninterest income
Deposit, loan and other income	1,798	1,545	6,861	6,098
Income on bank owned life insurance	1,656	1,635	7,142	6,316
Net gains on sale of loans held-for-sale	597	472	2,723	1,704
Net losses (gains) on equity securities	(307)	557	2	(117)
Total noninterest income	3,744	4,209	16,728	14,001

Noninterest expenses
Salaries and employee benefits	22,244	22,010	90,053	88,223
Occupancy and equipment	2,818	2,708	11,615	10,884
FDIC insurance	1,800	3,900	7,200	8,365
Professional and consulting	2,449	1,587	8,447	7,547
Marketing and advertising	495	323	2,420	1,965
Information technology and communications	4,523	4,148	17,574	14,340
Merger expenses	863	-	1,605	-
Branch closing expenses	477	-	477	-
Amortization of core deposit intangibles	296	348	1,235	1,438
Other expenses	2,533	2,821	11,172	11,187
Total noninterest expenses	38,498	37,845	151,798	143,949

Income before income tax expense	26,457	25,486	98,467	116,958
Income tax expense	6,086	6,213	24,674	29,955
Net income	20,371	19,273	73,793	87,003
Preferred dividends	1,509	1,509	6,036	6,036
Net income available to common stockholders	$18,862	$17,764	$67,757	$80,967

Earnings per common share:
Basic	$0.49	$0.46	$1.77	$2.08
Diluted	0.49	0.46	1.76	2.07

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.

SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2024	2024	2024	2024	2023
Selected Financial Data	(dollars in thousands)
Total assets	$9,879,600	$9,639,603	$9,723,731	$9,853,964	$9,855,603
Loans receivable:
Commercial	$1,522,308	$1,505,743	$1,491,079	$1,561,063	$1,564,768
Commercial real estate	3,384,319	3,261,160	3,274,941	3,333,488	3,342,603
Multifamily	2,506,782	2,482,258	2,499,581	2,507,893	2,566,904
Commercial construction	616,246	616,087	639,168	646,593	620,496
Residential	249,691	250,249	256,786	254,214	256,041
Consumer	1,136	835	945	850	1,029
Gross loans	8,280,482	8,116,332	8,162,500	8,304,101	8,351,841
Net deferred loan fees	(5,672)	(4,356)	(4,597)	(6,144)	(6,696)
Loans receivable	8,274,810	8,111,976	8,157,903	8,297,957	8,345,145
Loans held-for-sale	743	-	435	-	-
Total loans	$8,275,553	$8,111,976	$8,158,338	$8,297,957	$8,345,145

Investment and equity securities	$632,939	$667,112	$640,322	$638,854	$635,726
Goodwill and other intangible assets	213,011	213,307	213,604	213,925	214,246
Deposits:
Noninterest-bearing demand	$1,422,044	$1,262,568	$1,268,882	$1,290,523	$1,259,364
Time deposits	2,557,200	2,614,187	2,593,165	2,623,391	2,531,371
Other interest-bearing deposits	3,840,870	3,647,350	3,713,967	3,674,740	3,745,467
Total deposits	$7,820,114	$7,524,105	$7,576,014	$7,588,654	$7,536,202

Borrowings	$688,064	$742,133	$756,144	$877,568	$933,579
Subordinated debentures (net of debt issuance costs)	79,944	79,818	79,692	79,566	79,439
Total stockholders' equity	1,241,704	1,239,496	1,224,227	1,216,609	1,216,620

Quarterly Average Balances
Total assets	$9,653,446	$9,742,853	$9,745,853	$9,860,753	$9,690,746
Loans receivable:
Commercial	$1,487,850	$1,485,777	$1,517,446	$1,552,360	$1,510,634
Commercial real estate (including multifamily)	5,733,188	5,752,467	5,789,498	5,890,853	5,874,854
Commercial construction	631,022	628,740	652,227	637,993	630,468
Residential	250,589	252,975	254,284	252,965	253,200
Consumer	5,204	7,887	5,155	5,091	6,006
Gross loans	8,107,853	8,127,846	8,218,610	8,339,262	8,275,162
Net deferred loan fees	(4,727)	(4,513)	(5,954)	(6,533)	(6,894)
Loans receivable	8,103,126	8,123,333	8,212,656	8,332,729	8,268,268
Loans held-for-sale	498	83	169	99	31
Total loans	$8,103,624	$8,123,416	$8,212,825	$8,332,828	$8,268,299

Investment and equity securities	$653,988	$650,897	$637,551	$633,270	$602,287
Goodwill and other intangible assets	213,205	213,502	213,813	214,133	214,472
Deposits:
Noninterest-bearing demand	$1,304,699	$1,259,912	$1,256,251	$1,254,201	$1,248,132
Time deposits	2,478,163	2,625,329	2,587,706	2,567,767	2,495,091
Other interest-bearing deposits	3,838,575	3,747,427	3,721,167	3,696,374	3,747,093
Total deposits	$7,621,437	$7,632,668	$7,565,124	$7,518,342	$7,490,316

Borrowings	$648,300	$717,586	$787,256	$947,003	$823,123
Subordinated debentures (net of debt issuance costs)	79,862	79,735	79,609	79,483	79,356
Total stockholders' equity	1,241,738	1,234,724	1,220,621	1,220,818	1,198,389

	Three Months Ended
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2024	2024	2024	2024	2023
	(dollars in thousands, except for per share data)
Net interest income	$64,711	$60,887	$61,439	$60,300	$61,822
Provision for credit losses	3,500	3,800	2,500	4,000	2,700
Net interest income after provision for credit losses	61,211	57,087	58,939	56,300	59,122
Noninterest income
Deposit, loan and other income	1,798	1,817	1,654	1,592	1,545
Income on bank owned life insurance	1,656	2,145	1,677	1,664	1,635
Net gains on sale of loans held-for-sale	597	343	1,277	506	472
Net (losses) gains on equity securities	(307)	432	(209)	86	557
Total noninterest income	3,744	4,737	4,399	3,848	4,209
Noninterest expenses
Salaries and employee benefits	22,244	22,957	22,721	22,131	22,010
Occupancy and equipment	2,818	2,889	2,899	3,009	2,708
FDIC insurance	1,800	1,800	1,800	1,800	3,900
Professional and consulting	2,449	2,147	1,923	1,928	1,587
Marketing and advertising	495	635	613	677	323
Information technology and communications	4,523	4,464	4,198	4,389	4,148
Merger expenses	863	742	-	-	-
Branch closing expenses	477	-	-	-	-
Amortization of core deposit intangible	296	297	321	321	348
Other expenses	2,533	2,710	3,119	2,810	2,821
Total noninterest expenses	38,498	38,641	37,594	37,065	37,845

Income before income tax expense	26,457	23,183	25,744	23,083	25,486
Income tax expense	6,086	6,022	6,688	5,878	6,213
Net income	20,371	17,161	19,056	17,205	19,273
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Net income available to common stockholders	$18,862	$15,652	$17,547	$15,696	$17,764

Weighted average diluted common shares outstanding	38,519,581	38,525,484	38,448,594	38,511,747	38,651,391
Diluted EPS	$0.49	$0.41	$0.46	$0.41	$0.46

Reconciliation of GAAP Net Income to Operating Net Income:
Net income	$20,371	$17,161	$19,056	$17,205	$19,273
FDIC special assessment	-	-	-	-	2,100
Merger expenses	863	742	-	-	-
Branch closing expenses	477	-	-	-	-
Amortization of core deposit intangibles	296	297	321	321	348
Net losses (gains) on equity securities	307	(432)	209	(86)	(557)
Tax impact of adjustments	(585)	(171)	(149)	(66)	(569)
Operating net income	$21,729	$17,597	$19,437	$17,374	$20,595
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Operating net income available to common stockholders	$20,220	$16,088	$17,928	$15,865	$19,086

Operating diluted EPS (non-GAAP) (1)	$0.52	$0.42	$0.47	$0.41	$0.49

Return on Assets Measures
Average assets	$9,653,446	$9,742,853	$9,745,853	$9,860,753	$9,690,746
Return on avg. assets	0.84%	0.70%	0.79%	0.70%	0.79
Operating return on avg. assets (non-GAAP) (2)	0.90	0.72	0.80	0.71	0.84

(1) Operating net income available to common stockholders divided by weighted average diluted shares outstanding.

(2) Operating net income divided by average assets.

	Three Months Ended
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2024	2024	2024	2024	2023
Return on Equity Measures	(dollars in thousands)
Average stockholders' equity	$1,241,738	$1,234,724	$1,220,621	$1,220,818	$1,198,389
Less: average preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Average common equity	$1,130,811	$1,123,797	$1,109,694	$1,109,891	$1,087,462
Less: average intangible assets	(213,205)	(213,502)	(213,813)	(214,133)	(214,472)
Average tangible common equity	$917,606	$910,295	$895,881	$895,758	$872,990
Return on avg. common equity (GAAP)	6.64%	5.54%	6.36%	5.69%	6.48
Operating return on avg. common equity (non-GAAP) (3)	7.11	5.70	6.50	5.75	6.96
Return on avg. tangible common equity (non-GAAP) (4)	8.27	6.93	7.98	7.15	8.18
Operating return on avg. tangible common equity (non-GAAP) (5)	8.77	7.03	8.05	7.12	8.67

Efficiency Measures
Total noninterest expenses	$38,498	$38,641	$37,594	$37,065	$37,845
FDIC special assessment	-	-	-	-	(2,100)
Merger expenses	(863)	(742)	-	-	-
Branch closing expenses	(477)	-	-	-	-
Amortization of core deposit intangibles	(296)	(297)	(321)	(321)	(348)
Operating noninterest expense	$36,862	$37,602	$37,273	$36,744	$35,397

Net interest income (tax equivalent basis)	$65,593	$61,710	$62,255	$61,111	$62,627
Noninterest income	3,744	4,737	4,399	3,848	4,209
Net losses (gains) on equity securities	307	(432)	209	(86)	(557)
Operating revenue	$69,644	$66,015	$66,863	$64,873	$66,279

Operating efficiency ratio (non-GAAP) (6)	52.9%	57.0%	55.7%	56.6%	53.4

Net Interest Margin
Average interest-earning assets	$9,117,201	$9,206,038	$9,210,050	$9,323,291	$9,172,165
Net interest income (tax equivalent basis)	65,593	61,710	62,255	61,111	62,627
Net interest margin (GAAP)	2.86%	2.67%	2.72%	2.64%	2.71

(3) Operating net income available to common stockholders divided by average common equity.

(4) Net income available to common stockholders, excluding amortization of intangible assets, divided by average tangible common equity.

(5) Operating net income available to common stockholders, divided by average tangible common equity.

(6) Operating noninterest expense divided by operating revenue.

	As of
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2024	2024	2024	2024	2023
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Stockholders equity	$1,241,704	$1,239,496	$1,224,227	$1,216,609	$1,216,620
Less: preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Common equity	$1,130,777	$1,128,569	$1,113,300	$1,105,682	$1,105,693
Less: intangible assets	(213,011)	(213,307)	(213,604)	(213,925)	(214,246)
Tangible common equity	$917,766	$915,262	$899,696	$891,757	$891,447

Total assets	$9,879,600	$9,639,603	$9,723,731	$9,853,964	$9,855,603
Less: intangible assets	(213,011)	(213,307)	(213,604)	(213,925)	(214,246)
Tangible assets	$9,666,589	$9,426,296	$9,510,127	$9,640,039	$9,641,357

Common shares outstanding	38,370,317	38,368,217	38,365,069	38,333,053	38,519,770

Common equity ratio (GAAP)	11.45%	11.71%	11.45%	11.22%	11.22
Tangible common equity ratio (non-GAAP) (7)	9.49	9.71	9.46	9.25	9.25

Regulatory capital ratios (Bancorp):
Leverage ratio	11.33%	11.10%	10.97%	10.73%	10.86
Common equity Tier 1 risk-based ratio	10.97	11.07	10.90	10.70	10.62
Risk-based Tier 1 capital ratio	12.29	12.42	12.25	12.03	11.95
Risk-based total capital ratio	14.11	14.29	14.10	13.88	13.77

Regulatory capital ratios (Bank):
Leverage ratio	11.66%	11.43%	11.29%	11.10%	11.20
Common equity Tier 1 risk-based ratio	12.63	12.79	12.60	12.43	12.31
Risk-based Tier 1 capital ratio	12.63	12.79	12.60	12.43	12.31
Risk-based total capital ratio	13.60	13.77	13.58	13.41	13.28

Book value per share (GAAP)	$29.47	$29.41	$29.02	$28.84	$28.70
Tangible book value per share (non-GAAP) (8)	23.92	23.85	23.45	23.26	23.14

Net Loan Charge-offs (Recoveries):
Net loan charge-offs (recoveries):
Charge-offs	$3,363	$3,559	$3,595	$3,185	$8,960
Recoveries	(29)	(53)	(324)	(23)	-
Net loan charge-offs	$3,334	$3,506	$3,271	$3,162	$8,960
Net loan charge-offs as a % of average loans receivable (annualized)	0.16%	0.17%	0.16%	0.15%	0.43

Asset Quality
Nonaccrual loans	$57,310	$51,300	$46,026	$47,438	$52,524
Other real estate owned	-	-	-	-	-
Nonperforming assets	$57,310	$51,300	$46,026	$47,438	$52,524

Allowance for credit losses - loans ("ACL")	$82,685	$82,494	$82,077	$82,869	$81,974
Loans receivable	8,274,810	8,111,976	8,157,903	8,297,957	8,345,145

Nonaccrual loans as a % of loans receivable	0.69%	0.63%	0.56%	0.57%	0.63
Nonperforming assets as a % of total assets	0.58	0.53	0.47	0.48	0.53
ACL as a % of loans receivable	1.00	1.02	1.01	1.00	0.98
ACL as a % of nonaccrual loans	144.3	160.8	178.3	174.7	156.1

(7) Tangible common equity divided by tangible assets

(8) Tangible common equity divided by common shares outstanding at period-end

CONNECTONE BANCORP, INC.

NET INTEREST MARGIN ANALYSIS

(dollars in thousands)

	For the Quarter Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average			Average			Average
	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Interest-earning assets:
Investment securities (1) (2)	$736,131	$6,207	3.35%	$736,946	$6,157	3.32%	$723,433	$5,757	3.16%
Loans receivable and loans held-for-sale (2) (3) (4)	8,103,624	118,934	5.84	8,123,416	119,805	5.87	8,268,299	121,130	5.81
Federal funds sold and interest-
bearing deposits with banks	238,957	2,815	4.69	304,009	4,056	5.31	134,168	1,963	5.80
Restricted investment in bank stock	38,489	959	9.91	41,667	1,048	10.01	46,265	912	7.82
Total interest-earning assets	9,117,201	128,915	5.63	9,206,038	131,066	5.66	9,172,165	129,762	5.61
Allowance for credit losses	(83,938)			(83,355)			(88,861)
Noninterest-earning assets	620,183			620,170			607,442
Total assets	$9,653,446			$9,742,853			$9,690,746

Interest-bearing liabilities:
Time deposits	$2,478,163	27,374	4.39	$2,625,329	30,245	4.58	$2,495,091	26,486	4.21
Other interest-bearing deposits	3,838,575	31,194	3.23	3,747,427	33,540	3.56	3,747,093	32,846	3.48
Total interest-bearing deposits	6,316,738	58,568	3.69	6,372,756	63,785	3.98	6,242,184	59,332	3.77

Borrowings	648,300	3,430	2.10	717,586	4,239	2.35	823,123	6,467	3.12
Subordinated debentures, net	79,862	1,305	6.50	79,735	1,312	6.55	79,356	1,313	6.56
Finance lease	1,280	19	5.91	1,349	20	5.90	1,546	23	5.90
Total interest-bearing liabilities	7,046,180	63,322	3.58	7,171,426	69,356	3.85	7,146,209	67,135	3.73

Noninterest-bearing demand deposits	1,304,699			1,259,912			1,248,132
Other liabilities	60,829			76,791			98,016
Total noninterest-bearing liabilities	1,365,528			1,336,703			1,346,148
Stockholders' equity	1,241,738			1,234,724			1,198,389
Total liabilities and stockholders' equity	$9,653,446			$9,742,853			$9,690,746

Net interest income (tax equivalent basis)		65,593			61,710			62,627
Net interest spread (5)			2.05%			1.82%			1.89%

Net interest margin (6)			2.86%			2.67%			2.71%

Tax equivalent adjustment		(882)			(823)			(805)
Net interest income		$64,711			$60,887			$61,822

(1) Average balances are calculated on amortized cost.

(2) Interest income is presented on a tax equivalent basis using 21% federal tax rate.

(3) Includes loan fee income.

(4) Loans include nonaccrual loans.

(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.

(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.

(7) Rates are annualized.